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                                                                   Exhibit 23.1

                           CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The SABRE Group Holdings, Inc. Employee Stock Purchase Plan of our reports dated January 15, 1996 (except as to Note 1, for which the date is July 22, 1996) with respect to the consolidated financial statements and schedule of The SABRE Group Holdings, Inc. included in its Registration Statement on Form S-1 (Registration No. 333-09747) filed with the Securities and Exchange Commission.


                                       /s/  Ernst & Young LLP
                                       ERNST & YOUNG LLP

Dallas, Texas
December 23, 1996